Trecora Resources Reports Second Quarter 2018 Results

Multi-year, $100+ Million Capital Building Campaign Completed
Conference Call at 10:00 am ET Tomorrow, August 2, 2018

SUGAR LAND, Texas, August 1, 2018 – Trecora Resources (NYSE: TREC) a leading provider of high purity specialty hydrocarbons and waxes, today announced financial results for the second quarter ended June 30, 2018.

“Second quarter results reflect improved execution and continued strong demand at Trecora Chemical while South Hampton Resources endured several customer-based production disruptions that impacted sales volume in the quarter,” said Simon Upfill-Brown, president and CEO. “Reduced operating leverage resulting from lower volume, combined with higher operating expenses, including non-recurring expenses related to the commissioning of the Advanced Reformer, pressured reported margins in the quarter; however, we expect those headwinds to lessen over the balance of the year. In addition, we are continuing price leadership efforts to mitigate the pressures in many parts of our business, including higher feedstock costs.

“We have taken many positive steps in recent months to enhance our production capabilities and improve our organizational structure as we focus on operational execution and build a platform for growth,” continued Upfill-Brown. “We have taken a methodical approach to change with an emphasis on safety, and I am pleased with our progress, but we have more work to do. Recent executive appointments will help reinforce our operational transformation, and a renewed focus on driving value and volume will solidify our competitive position in the marketplace.

“Having recently completed our multi-year capital building campaign with the safe and successful commissioning of our Advanced Reformer, we expect to leverage a strong competitive position, new, advanced production facilities and a supportive market to drive revenue and significantly grow adjusted EBITDA,” concluded Upfill-Brown. “In addition, with no large capital projects on the horizon, we expect annual cash capital requirements to decline to a range of $6 - $8 million per year allowing incremental cash generated by the business to reduce leverage and strengthen our balance sheet. I am confident we are well positioned to deliver reliable production for customers and solid returns to shareholders.”

Subsequent Events
On July 31, 2018, the Company took advantage of a strong credit market to amend and extend its Credit Facility. As a result, the Company extended its debt maturity to July 2023, increased the size of its Revolving Facility to $75 million from $60 million, lowered its borrowing costs and received less restrictive covenants from lenders.

Second Quarter 2018 Financial Results
Total revenue in the second quarter was $68.1 million, compared with $62.1 million in the second quarter of 2017, an increase of 9.6%. The increase in reported revenue was driven by a 17.0% increase in the average sales price of petrochemical products, partially offset by a 5.3% decline in petrochemical sales volume, in each case, compared with the second quarter of 2017. The higher average sales price was offset by a 34% year-over-year increase in the average per-gallon cost of petrochemical feedstock, which is the basis for the formula pricing for about 65% of the Company’s petrochemical product sales. Since formula pricing is based upon prior month feedstock averages, sales price increases tend to lag behind higher feedstock costs resulting in lower margins in the period.

Gross profit in the second quarter was $8.1 million, or 12.0% of total revenues, compared with $11.1 million, or 17.9% of total revenues, in the second quarter of 2017. Operating income for the second quarter was $3.4 million, compared with operating income of $5.2 million for the second quarter of 2017.

Net income for the second quarter was $2.2 million, or $0.09 per diluted share, compared with $0.8 million, or $0.03 per diluted share, for the second quarter of 2017. Adjusted net income for the quarter was $2.0 million, or $0.08 per diluted share. Reported net income in the second quarter of 2018 reflected equity in earnings of AMAK of $0.2 million, or an estimated $0.01 per diluted share on an after-tax basis. Net income in the second quarter of 2017 reflected an equity in losses for AMAK of $3.3 million, or an estimated impact of $(0.09) per diluted share on an after-tax basis. Net income margin for the second quarter was 3.3% as compared to 1.3% for the second quarter of 2017.

Adjusted EBITDA in the quarter was $6.2 million, representing a 9.1% margin, compared with Adjusted EBITDA of $8.4 million, representing a 13.5% margin for the same period a year ago.

South Hampton Resources (Specialty Petrochemical Segment)
Petrochemical volume in the second quarter was 19.7 million gallons, compared with 20.8 million gallons in the second quarter of 2017. Prime product volume in the second quarter of 2018 was 16.1 million gallons, compared with 16.3 million gallons in the second quarter of 2017. Byproduct volume, which is sold at significantly lower margins than prime products, decreased 35.4% sequentially and 19.8% year-over-year, to 3.6 million gallons. Margins were compressed due to higher feedstock costs and higher operating expenses including higher costs for labor, maintenance and freight. Some of the increase in costs were non-recurring expenses related to the commissioning of the Advanced Reformer. Byproduct margins were higher compared to the second quarter of 2017. Net income margin for the second quarter was 5.1% as compared to 8.5% for the second quarter of 2017.

International volume represented 21.5% of total petrochemical volume during the quarter, down from 24.9% sequentially and 22.1% from the second quarter of 2017.

Dollar amounts in thousands/rounding may apply	THREE MONTHS ENDED
	JUNE 30,
	2018	2017	% Change
Product sales	$56,135	$50,508	11%
Processing fees	1,685	2,071	(19)%
Gross revenues	$57,820	$52,579	10%
Operating profit before depreciation and amortization	6,095	8,761	(30)%
Operating profit	4,440	7,217	(38)%
Profit before taxes	3,859	6,598	(42)%
Depreciation and amortization	1,655	1,544	7%
EBITDA	6,125	8,755	(30)%
Capital expenditures	3,529	9,021	(61)%

Trecora Chemical (Specialty Wax Segment)
In the second quarter, TC generated revenues of $10.3 million, up 7.9% from $9.5 million in the second quarter of 2017. TC revenue included $7.4 million of wax product sales, up 14.2%, and $2.9 million of custom processing fees, down 5.8%, when compared with the second quarter of 2017. Strong wax sales driven by enhanced sales mix as well as greater sales volume was partially offset by lower custom processing revenues. Net income margin for the second quarter was (4.9%) as compared to (2.8%) for the second quarter of 2017.

EBITDA in the second quarter was $1.1 million, compared with $0.8 million in the second quarter of 2017.

Dollar amounts in thousands/rounding may apply	THREE MONTHS ENDED
	JUNE 30,
	2018	2017	% Change
Product sales	$7,434	$6,508	14%
Processing fees	2,852	3,028	(6)%
Gross revenues	$10,286	$9,536	8%
Operating profit before depreciation and amortization	1,164	810	44%
Operating loss	(201)	(198)	(2)%
Profit (loss) before taxes	(506)	(269)	(88)%
Depreciation and amortization	1,365	1,008	35%
EBITDA	1,140	802	42%
Capital expenditures	877	4,931	(82)%

Al Masane Al Kobra Mining Company (AMAK)
Trecora reported equity in earnings of AMAK of approximately $0.2 million and AMAK net loss of approximately $0.3 million during the second quarter of 2018.
AMAK generated net income before depreciation and amortization of $8.0 million compared to a net loss before depreciation and amortization of $3.3 million in the second quarter of 2017.

Year-to-Date 2018 Results
Total revenue for the six months ended June 30, 2018 was $139.8 million, compared with revenue of $117.7 million in the first six months of 2017.

Gross profit for the first six months of 2018 was $18.3 million, compared with $21.7 million in the same period in 2017. Gross profit margin in the first six months of 2018 was 13.1%, compared with 18.5% in the same period in 2017.

Net income for the first six months of 2018 was $4.6 million, compared with $2.3 million in the same period of 2017. Diluted EPS was $0.18, compared with $0.09 in the same period of 2017. Net income in the first half of 2018 was positively affected by equity in earnings of AMAK of $0.5 million, or $0.01 per diluted share on an after tax basis. In the first half of 2017, net income was negatively affected by equity in losses of AMAK of $4.3 million, or $(0.11) per diluted share on an after-tax basis. Net income margin for the first half of 2018 was 3.3% as compared to 2.0% for the first half of 2017.

Adjusted EBITDA for the first six months of 2018 was $13.4 million, compared with $15.7 million in the same period in 2017. Adjusted EBITDA margin in the first six months of 2018 was 9.6%, compared with 13.4% in the same period of 2017.

South Hampton Resources (Specialty Petrochemical Segment)
Petrochemical volume in the first half was 43.0 million gallons, compared with 38.2 million gallons in the first half of 2017. Prime product volume in the first half of 2018 was 33.7 million gallons, compared with 30.2 million gallons in the first half of 2017. Byproduct volume, which is sold at lower margins, was up 16.4% year-over-year to 9.3 million gallons. Margins were compressed due to higher feedstock costs and higher operating expenses including higher costs for labor, maintenance and freight. Some of the increase in costs were non-recurring expenses related to the commissioning of the Advanced Reformer. Net income margin for the first half of 2018 was 6.6% as compared to 8.6% for the first half of 2017.

International volume represented 23.4% of total petrochemical volume during the first half of 2018.

Dollar amount in thousands – rounding may apply	SIX MONTHS ENDED
	JUNE 30,
	2018	2017	% Change
Product sales	$116,420	$94,899	23%
Processing fees	3,713	3,559	4%
Net revenues	120,133	98,458	22%
Operating profit before depreciation and amortization	14,488	16,975	(15)%
Operating profit	11,119	13,875	(20)%
Profit before taxes	9,913	12,601	(21)%
Depreciation and amortization	3,369	3,100	9%
EBITDA	14,515	16,949	(14)%
Capital expenditures	13,812	17,777	(22)%

Trecora Chemical (Specialty Wax Segment)
In the first half of 2018, TC generated revenues of $19.9 million, up 3.6% from $19.2 million for the first half of 2017. Net income margin for the first half of 2018 was (8.5%) as compared to (2.9%) for the first half of 2017.

Dollar amount in thousands – rounding may apply	SIX MONTHS ENDED
	JUNE 30,
	2018	2017	% Change
Product sales	$13,817	$13,016	6%
Processing fees	6,064	6,183	(2)%
Net revenues	19,881	19,199	4%
Operating profit before depreciation and amortization	1,554	1,555	0%
Operating profit (loss)	(1,115)	(469)	(138)%
Profit (loss) before taxes	(1,687)	(559)	(202)%
Depreciation and amortization	2,669	2,024	32%
EBITDA	1,519	1,528	(1)%
Capital expenditures	1,622	10,056	(84)%

Earnings Call
Tomorrow's conference call and presentation slides will be simulcast live on the Internet, and can be accessed on the investor relations section of the Company's website at http://www.trecora.com or at http://public.viavid.com/index.php?id=130127. A replay of the call will also be available through the same link.

To participate via telephone, callers should dial in five to ten minutes prior to the 10:00 am Eastern start time; domestic callers (U.S. and Canada) should call 1-888-394-8218 or 1-323-794-2588 if calling internationally, using the conference ID 7223033. To listen to the playback, please call 1-844-512-2921 if calling within the United States or 1-412-317-6671 if calling internationally. Use pin number 7223033 for the replay.

Use of Non-GAAP Measures
The Company reports its financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). This press release contains the non-GAAP measures: EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Net Income. We define EBITDA as net income plus interest expense including derivative gains and losses, income taxes, depreciation and amortization.  We define Adjusted EBITDA as EBITDA plus share-based compensation, plus or minus equity in AMAK's earnings and losses or gains from equity issuances and plus or minus gains or losses on acquisitions.  We define Adjusted Net Income as net income plus or minus tax effected equity in AMAK's earnings and losses and plus or minus tax effected gains or losses on acquisitions.  These measures are not measures of financial performance or liquidity under U.S. GAAP and should be considered in addition to, not as a substitute for, net income (loss), nor as an indicator of cash flows reported in accordance with U.S. GAAP. These measures are used as supplemental financial measures by management and external users of our financial statements such as investors, banks, research analysts and others.  We believe that these non-GAAP measures are useful as they exclude transactions not related to our core cash operating activities.

Forward-Looking Statements
Statements in this press release that are not historical facts are forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our belief, as well as, assumptions made by and information currently available to us. Because such statements are based upon expectations as to future economic performance and are not statements of fact, actual results may differ from those projected. These risks, as well as others, are discussed in greater detail in Trecora Resources' filings with the Securities and Exchange Commission, including Trecora Resources' Annual Report on Form 10-K for the year ended December 31, 2017, and the Company's subsequent Quarterly Reports on Form 10-Q. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release.

About Trecora Resources (TREC)
TREC owns and operates a facility located in southeast Texas, just north of Beaumont, which specializes in high purity hydrocarbons and other petrochemical manufacturing. TREC also owns and operates a leading manufacturer of specialty polyethylene waxes and provider of custom processing services located in the heart of the Petrochemical complex in Pasadena, Texas. In addition, the Company is the original developer and a 33.4% owner of Al Masane Al Kobra Mining Co., a Saudi Arabian joint stock company.

Investor Relations Contact:
Jean Marie Young
The Piacente Group, Inc.
212-481-2050
trecora@tpg-ir.com

TRECORA RESOURCES AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	JUNE 30, 2018 (unaudited)	DECEMBER 31, 2017
ASSETS	(thousands of dollars)
Current Assets
Cash	$3,387	$3,028
Trade receivables, net	26,467	25,779
Insurance receivable	493	--
Inventories	17,003	18,450
Prepaid expenses and other assets	5,188	4,424
Taxes receivable	1,291	5,584
Total current assets	53,829	57,265

Plant, pipeline and equipment, net	192,084	181,742

Goodwill	21,798	21,798
Intangible assets, net	19,877	20,808
Investment in AMAK	45,452	45,125
Mineral properties in the United States	588	588

TOTAL ASSETS	$333,628	$327,326
LIABILITIES
Current Liabilities
Accounts payable	$11,927	$18,347
Accrued liabilities	5,638	3,961
Current portion of post-retirement benefit	28	305
Current portion of long-term debt	8,061	8,061
Current portion of other liabilities	916	870
Total current liabilities	26,570	31,544

Long-term debt, net of current portion	97,015	91,021
Post-retirement benefit, net of current portion	365	897
Other liabilities, net of current portion	1,297	1,611
Deferred income taxes	18,315	17,242
Total liabilities	143,562	142,315

EQUITY
Common stock‑authorized 40 million shares of $.10 par value; issued 24.5 million in 2018 and 2017 and outstanding 24.3 million shares in 2018 and 2017	2,451	2,451
Additional paid-in capital	56,365	56,012
Common stock in treasury, at cost	(61)	(196)
Retained earnings	131,022	126,455
Total Trecora Resources Stockholders’ Equity	189,777	184,722
Noncontrolling Interest	289	289
Total equity	190,066	185,011

TOTAL LIABILITIES AND EQUITY	$333,628	$327,326

TRECORA RESOURCES AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2018	2017	2018	2017
	(thousands of dollars)		(thousands of dollars)
REVENUES
Petrochemical and Product Sales	$63,569	$57,016	$130,268	$107,915
Processing Fees	4,537	5,099	9,579	9,742
	68,106	62,115	139,847	117,657

OPERATING COSTS AND EXPENSES
Cost of Sales and Processing
(including depreciation and amortization of $2,837, $2,363, $5,667, and $4,746, respectively)	59,964	51,008	121,565	95,932

GROSS PROFIT	8,142	11,107	18,282	21,725

GENERAL AND ADMINISTRATIVE EXPENSES
General and Administrative	4,554	5,740	10,889	11,961
Depreciation	191	205	387	410
	4,745	5,945	11,276	12,371

OPERATING INCOME	3,397	5,162	7,006	9,354

OTHER INCOME (EXPENSE)
Interest Income	14	--	21	--
Interest Expense	(815)	(678)	(1,693)	(1,314)
Equity in Earnings (Losses) of AMAK	228	(3,298)	458	(4,264)
Miscellaneous Expense	(13)	(22)	(39)	(64)
	(586)	(3,998)	(1,253)	(5,642)

INCOME BEFORE INCOME TAXES	2,811	1,164	5,753	3,712

INCOME TAXES	596	332	1,186	1,393

NET INCOME	2,215	832	4,567	2,319

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	--	--	--	--

NET INCOME ATTRIBUTABLE TO TRECORA RESOURCES	$2,215	$832	$4,567	$2,319

Basic Earnings per Common Share
Net Income Attributable to Trecora Resources (dollars)	$0.09	$0.03	$0.19	$0.10

Basic Weighted Average Number of Common Shares Outstanding	24,370	24,256	24,354	24,248

Diluted Earnings per Common Share
Net Income Attributable to Trecora Resources (dollars)	$0.09	$0.03	$0.18	$0.09

Diluted Weighted Average Number of Common Shares Outstanding	25,014	25,034	25,119	25,044

TRECORA RESOURCES AND SUBSIDIARIES
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES(1)

Adjusted EBITDA Margin
(rounding may apply)

	THREE MONTHS ENDED 6/30/18				THREE MONTHS ENDED 6/30/17
	TC	SHR	CORP	TREC	TC	SHR	CORP	TREC
NET INCOME (LOSS)	$(506)	$2,928	$(207)	$2,215	$(269)	$4,477	$(3,376)	$832
Interest	281	612	(78)	815	63	613	2	678
Taxes	-	930	(334)	596	-	2,121	(1,789)	332
Depreciation and amortization	22	161	8	191	21	168	16	205
Depreciation and amortization in cost of sales	1,343	1,494	-	2,837	987	1,376	-	2,363
EBITDA	1,140	6,125	(611)	6,654	802	8,755	(5,147)	4,410
Share based compensation	-	-	(220)	(220)	-	-	656	656
Equity in losses (earnings) of AMAK	-	-	(228)	(228)	-	-	3,298	3,298
Adjusted EBITDA	$1,140	$6,125	$(1,059)	$6,206	$802	$8,755	$(1,193)	$8,364

Revenue	10,286	57,820		68,106	9,536	52,579		62,115
Adjusted EBITDA Margin	11.1%	10.6%		9.1%	9.8%	16.7%		13.5%
(adjusted EBITDA/revenue)

	SIX MONTHS ENDED 6/30/18				SIX MONTHS ENDED 6/30/17
	TC	SHR	CORP	TREC	TC	SHR	CORP	TREC
NET INCOME (LOSS)	$(1,687)	$7,898	$(1,644)	$4,567	$(559)	$8,459	$(5,581)	$2,319
Interest	537	1,233	(77)	1,693	63	1,248	3	1,314
Taxes	-	2,015	(829)	1,186	-	4,142	(2,749)	1,393
Depreciation and amortization	44	327	16	387	42	335	32	409
Depreciation and amortization in cost of sales	2,625	3,042	-	5,667	1,982	2,765	-	4,747
EBITDA	1,519	14,515	(2,534)	13,500	1,528	16,949	(8,295)	10,182
Share based compensation	-	-	372	372	-	-	1,289	1,289
Equity in losses (earnings) of AMAK	-	-	(458)	(458)	-	-	4,264	4,264
Adjusted EBITDA	$1,519	$14,515	$(2,620)	$13,414	$1,528	$16,949	$(2,742)	$15,735

Revenue	19,881	120,132	(166)	139,847	19,199	98,458		117,657
Adjusted EBITDA Margin	7.6%	12.1%		9.6%	8.0%	17.2%		13.4%
(adjusted EBITDA/revenue)

Adjusted Net Income and Estimated EPS Impact
(rounding may apply)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Net Income	$2,215	$832	$4,567	$2,319

Equity in losses (earnings) of AMAK	$(228)	$3,298	$(458)	$4,264
Taxes at statutory rate of 21% and 35%, respectively	48	(1,154)	96	(1,492)
Tax effected equity in losses (earnings)	(180)	2,144	(362)	2,772
Adjusted Net Income	$2,035	$2,976	$4,205	$5,091
Diluted weighted average number of shares	25,014	25,034	25,119	25,044
Estimated effect on diluted EPS (-tax effected equity in AMAK/diluted weighted average number of shares)	$0.01	($0.090)	$0.01	($0.110)

(1)This press release includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

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